DREYFUS INSTITUTIONAL PREFRRED MONEY MARKET FUNDS
                    - DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUND


N-SAR Item 77.I.  TERMS OF NEW OR AMENDED SECURITIES.

The Registrant, on behalf of Dreyfus Institutional Preferred Money Market Funds (the "Fund"), authorized the redesignation of the Fund's existing shares as Prime Shares and the issuance of Reserve Shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of each of Prime Shares and Reserve Shares respective Prospectus under the headings "Expenses" and "Account Policies," and the Registrant's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Service Plan" and "How to Redeem Shares," incorporated by reference to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A, filed on December 5, 2007, effective as of December 7, 2007.

2. The Registrant's Rule 12b-1 Service Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A, filed on December 5, 2007.

3. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A, filed on December 5, 2007.